Power of Attorney

I, Terrance L. Carlson, 710 Medtronic Parkway, Minneapolis, MN 55432-5604, do hereby appoint each of:

Terrance L. Carlson, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Mgmt & Chief Compliance Officer, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Neil P. Ayotte, Vice President, Senior Legal Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Senior Legal Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Exchange Act of 1933.

In Witness Whereof, I have hereunder set my name, this 17th day of February, 2006.

/s/Terrance L. Carlson
Terrance L. Carlson

Specimen Signature of Attorney(s)-in-Fact

/s/Terrance L. Carlson
Terrance L. Carlson

/s/ Gary A. Nelson
Gary A. Nelson

/s/Neil P. Ayotte
Neil P. Ayotte

/s/Keyna P. Skeffington
Keyna P. Skeffington

STATE OF MINNESOTA   )
                     )SS
COUNTY OF ANOKA      )

The foregoing instrument was acknowledged before me this 17th day of February, 2006.

/s/Julie Scrivner
Notary Public